UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2012

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of CenterState Banks, Inc. (the “Company”) was held on April 26, 2012. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. This current report on Form 8-K discloses the voting results for all matters voted upon at this Annual Meeting.

The following directors were elected to serve until the annual meeting of shareholders in 2013. Each nominee was an incumbent director except for Messrs. Greene, McPherson, Pou and Snively, no other person was nominated, and each nominee was elected. The number of votes cast was approximately as follows:

	For	Withheld	Broker non votes
James H. Bingham	20,413,207	1,136,641	4,711,932
G. Robert Blanchard, Jr.	20,574,793	975,055	4,711,932
C. Dennis Carlton	20,447,893	1,101,955	4,711,932
John C. Corbett	21,440,898	108,950	4,711,932
Griffin A. Greene	21,464,598	85,250	4,711,932
Charles W. McPherson	21,314,598	235,250	4,711,932
G. Tierso Nunez II	20,575,801	974,047	4,711,932
Thomas E. Oakley	18,538,945	3,010,903	4,711,932
Ernest S. Pinner	20,550,938	998,910	4,711,932
William K. Pou, Jr.	21,464,498	85,350	4,711,932
J. Thomas Rocker	20,354,094	1,195,754	4,711,932
Joshua A. Snively	21,314,198	235,650	4,711,932

The second resolution was an advisory non binding vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation rules, including the compensation discussion and analysis, compensation tables and narrative discussion. The number of votes cast was approximately as follows:

For	21,241,883
Against	259,904
Abstain	48,061
Broker non votes	4,711,932

The third and final resolution was to ratify the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The number of votes cast was approximately as follows:

For	26,204,114
Against	42,718
Abstain	14,948

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer

Date: April 27, 2012

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